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Exhibit 4.2

SEVENTH SUPPLEMENTAL INDENTURE

DATED AS OF June 27, 2008

to

INDENTURE

dated as of May 7, 2002

among

COORS BREWING COMPANY,

as Issuer

THE GUARANTORS NAMED THEREIN,

as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

        SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 27, 2008 (this "Seventh Supplemental Indenture"), to the Indenture dated as of May 7, 2002, as supplemented by the First Supplemental Indenture thereto dated as of May 7, 2002, the Second Supplemental Indenture thereto dated as of October 3, 2003, the Third Supplemental Indenture thereto dated as of February 17, 2005, the Fourth Supplemental Indenture thereto dated April 10, 2007, the Fifth Supplemental Indenture thereto dated February 1, 2008, and the Sixth Supplemental Indenture thereto dated May 23, 2008 (collectively, the "Original Indenture" and, together with this Seventh Supplemental Indenture, the "Indenture"), among Coors Brewing Company, a Colorado corporation (the "Company"), Molson Coors Brewing Company (f/k/a Adolph Coors Company), a Delaware corporation, Coors Distributing Company, a Colorado corporation, Coors International Market Development, LLLP., a Colorado limited liability limited partnership, Coors Worldwide, Inc., a Colorado corporation, Coors Global Properties, Inc. (f/k/a Coors Caribe, Inc.), a Colorado corporation, Coors International, Inc., a Colorado corporation, Coors Brewing Company International, Inc., a Colorado corporation, Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, Molson Coors International L.P., a Delaware limited partnership, CBC Holdco, Inc., a Colorado corporation, MCBC International Holdco, Inc., a Colorado corporation, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company (collectively, the "Guarantors"), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the "Trustee").

        WHEREAS, the Company, the Guarantors and the Trustee are authorized to enter into this Seventh Supplemental Indenture pursuant to Section 9.01 of the Original Indenture;

        WHEREAS, Coors Distributing Company ("CDC"), a Guarantor, has merged (the "Merger") with and into the Company, with the Company being the surviving Person; and

        WHEREAS, Section 5.01(b) of the Indenture requires that when a Guarantor merges with or into another Person, the surviving Person shall expressly assume all of the obligations of such Guarantor, if any, under its Subsidiary Guaranty.

        NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

        That the parties hereto hereby agree as follows:

        Section 1    Defined Terms; Rules of Interpretation.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

        Section 2    Assumption of Obligations.    The Company hereby expressly assumes all of the obligations of CDC under its Subsidiary Guaranty.

        Section 3    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.    Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Seventh Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Seventh Supplemental Indenture, in which case the terms of this Seventh Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Seventh Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.

        Section 4    Counterparts.    This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 5    Governing Law.    This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        Section 6    Concerning the Trustee.    In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

        IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

COORS BREWING COMPANY
By:	/s/ PETER S. SWINBURN
Name:	Peter S. Swinburn
Title:	President
GUARANTORS:
MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ DOUGLAS N. BECK
Name:	Douglas N. Beck
Title:	Assistant Secretary

MOLSON COORS BREWING COMPANY
By:	/s/ DOUGLAS N. BECK
Name:	Douglas N. Beck
Title:	Vice President
COORS DISTRIBUTING COMPANY
By:	/s/ WILLIAM G. WATERS
Name:	William G. Waters
Title:	Vice President
CBC HOLDCO, INC.
By:	/s/ DOUGLAS N. BECK
Name:	Douglas N. Beck
Title:	Secretary
MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC Its General Partner
	By:	/s/ TIMOTHY E. SCULLY
	Name:	Timothy E. Scully
	Title:	Chief Financial Officer
MOLSON COORS INTERNATIONAL GENERAL, ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
COORS INTERNATIONAL HOLDCO, ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
MOLSON COORS CALLCO ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS by DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By:	/s/ IRINA GOLOVASHCHUK
Name:	Irina Golovashchuk
Title:	Assistant Vice President
By:	/s/ RODNEY GAUGHAN
Name:	Rodney Gaughan
Title:	Vice President

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  Exhibit 4.2
SEVENTH SUPPLEMENTAL INDENTURE